                [GEORGESON SHAREHOLDER COMMUNICATIONS INC. LOGO]

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                      and
         All Outstanding Shares of Series A Convertible Preferred Stock
                                       of
                                  TEXOIL, INC.
                                       at
                      $8.25 NET PER SHARE OF COMMON STOCK
                                      and
          $18.04 NET PER SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       by
                             OEI ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                               OCEAN ENERGY, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON FEBRUARY 22, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                January 24, 2001

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by OEI Acquisition Corp., a Nevada corporation (the "Offeror"), and Ocean Energy, Inc. a Texas corporation and parent of the Offeror ("Parent"), to act as Information Agent in connection with the Offeror's offer to purchase (i) all the outstanding shares of common stock, par value $.01 per share (the "Common Shares"), of Texoil, Inc. (the "Company") at a purchase price of $8.25 per share, net to the seller, in cash, without interest (such price referred to herein as the "Common Share Offer Price"), and (ii) all the outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares," and, together with the Common Shares, the "Shares"), of the Company at a purchase price of $18.04 per share, net to the seller, in cash, without interest (such price referred to herein as the "Preferred Share Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 24, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer") enclosed herewith.

     THE OFFER IS BEING MADE PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 18, 2001 (THE "MERGER AGREEMENT"), BY AND AMONG PARENT, THE OFFEROR AND THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY HAS (I) DETERMINED THAT EACH OF THE OFFER AND THE MERGER OF THE OFFEROR WITH AND INTO THE COMPANY ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES,
(II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, (III) DECLARED THE ADVISABILITY OF THE MERGER AGREEMENT, AND (IV) RECOMMENDED THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER,

TENDER THEIR SHARES PURSUANT TO THE OFFER AND (IF REQUIRED BY APPLICABLE LAW) ADOPT THE MERGER AGREEMENT.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (A) AT LEAST THAT NUMBER OF COMMON SHARES OF THE COMPANY WHICH WOULD CONSTITUTE A MAJORITY OF THE OUTSTANDING COMMON SHARES ON A FULLY DILUTED BASIS (EXCLUDING FOR THIS PURPOSE COMMON SHARES ISSUABLE UPON CONVERSION OF OUTSTANDING PREFERRED SHARES) AND (B) AT LEAST THAT NUMBER OF PREFERRED SHARES OF THE COMPANY WHICH WOULD CONSTITUTE A MAJORITY OF THE PREFERRED SHARES ON A FULLY DILUTED BASIS, ON THE DATE OF PURCHASE, AND (II) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.

     Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Offeror will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), Shares outstanding immediately prior to the Effective Time (other than Shares held by the Offeror and Shares held by holders who perfect their appraisal rights in accordance with the Nevada Revised Statutes) will, by virtue of the Merger, be cancelled and terminated and shall represent solely the right to receive the Common Share Offer Price or the Preferred Share Offer Price as set forth in the Merger Agreement and described in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Common Shares registered in your name or in the name of your nominee, or who hold Common Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase dated January 24, 2001.

          2. The Letter of Transmittal to be used by holders of Common Shares in accepting the Offer and tendering Common Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Common Shares.

          3. A letter to the stockholders of the Company from Frank A. Lodzinski, Chairman of the Board, President and Chief Executive Officer of the Company, and the Company's Solicitation/Recommendation Statement on
     Schedule 14D-9 filed with the Securities and Exchange Commission.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Common Shares (the "Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld.

          7. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Offeror will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not properly withdrawn promptly after the latest to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions to the Offer set forth in
Section 14 -- "Certain Conditions to Our Obligations" of the Offer to Purchase. For purposes of the Offer, the Offeror will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not properly withdrawn as, if and when the Offeror gives oral or written notice to the Depositary of its acceptance for payment of such Common Shares pursuant to the Offer. In all cases, payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or a timely confirmation of a book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase) pursuant to the procedures set forth in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duty executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in "Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for Shares be paid by the Offeror, regardless of any delay in making such payment.

     The Offeror will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent as set forth in Section
16 -- "Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Offeror will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 22, 2001 UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Depositary, and Certificates should be delivered or such Common Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Common Shares wish to tender shares, but it is impracticable for them to forward their Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                            Very truly yours,

                                            GEORGESON SHAREHOLDER COMMUNICATIONS
                                            INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFEROR, PARENT, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.